                                                                  Exhibit 10.3


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                   NONCOMPETITION AND TRADE SECRET AGREEMENT


                                        BY
                                       AND
                                      AMONG



                        HARVEYS ACQUISITION CORPORATION


                                      AND


                        THE INDIVIDUALS SIGNATORY HERETO



                          DATED AS OF FEBRUARY 1, 1998


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

                   NONCOMPETITION AND TRADE SECRET AGREEMENT

          NONCOMPETITION AND TRADE SECRET AGREEMENT (this "AGREEMENT"), dated as of February 1, 1998, by and among Harveys Acquisition Corporation, a Nevada corporation (together with its assignees or designees, "ACQ CORP"), Kirk B. Ledbetter ("MR. K. LEDBETTER"), Jessica L. Ledbetter ("MS. J. LEDBETTER") and William B. Ledbetter ("MR. W. LEDBETTER" and, collectively with the Mr. K. Ledbetter and Ms. J. Ledbetter, the "SELLERS").

                               W I T N E S S E T H

          WHEREAS, concurrently with the execution and delivery of this Agreement, Harveys Casino Resorts, a Nevada corporation ("TARGET"), is entering into an Agreement and Plan of Merger (the "MERGER AGREEMENT") with Acq Corp, pursuant to which Acq Corp shall merge with and into Target (the "MERGER"), upon the terms and conditions set forth therein, and in connection therewith Target will assume the right and obligations of Acq Corp hereunder;

          WHEREAS, Target is engaged in the business of owning, operating and developing gaming and gaming-related projects, including hotel/casinos (the "BUSINESS");

          WHEREAS, the Sellers collectively own beneficially 2,924,392 shares (through the Ledbetter Marital trust established under the will of Beverlee
A. Ledbetter) and of record an aggregate of 4,049,238 shares of common stock, par value $.01 per share, of Target (the "COMMON STOCK"), which shares represent approximately 40.87% of the issued and outstanding shares of Common Stock;

          WHEREAS, the Sellers have specialized knowledge of the Business, including, without limitation, knowledge of business relationships, lines of business, markets, key personnel, profitability and other confidential information, substantial marketing, business and financial expertise and extensive experience in a wide range of activities that will affect and constitute the Business;

          WHEREAS, Acq Corp would be irreparably harmed and impaired if any of the Sellers were to engage, directly or indirectly, in any activity competing with the Business or disclose in violation of this Agreement, or make unauthorized use of, any confidential information concerning the Business;

          WHEREAS, each Seller recognizes that Acq Corp is entitled to protection from such use of the specialized knowledge of such Seller; and

          WHEREAS, Acq Corp and each of the Sellers desire to provide for the ability of Acq Corp to utilize each Seller's expertise regarding the Business;

          NOW, THEREFORE, in consideration of the foregoing premises and the agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

          Certain capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Merger Agreement. All other capitalized terms used but not otherwise defined herein or in the Merger Agreement have the meanings set forth below. Unless the context otherwise requires, such terms shall include the singular and plural and the conjunctive and disjunctive forms of the terms defined.

          "CHANGE OF CONTROL" (i) Colony Capital, Inc. and its Affiliates (including without limitation Thomas Barrack and Kelvin Davis) no longer collectively "beneficially own," directly or indirectly, more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of Target and (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the "beneficial owner," directly or indirectly, of more of the total voting power in the aggregate outstanding normally entitled to vote in elections of directors of Target than is beneficially owned collectively by Colony Capital, Inc. and its Affiliates (including without limitation Thomas Barrack and Kelvin Davis).

                                    ARTICLE II

                        SELLERS' COVENANTS AND AGREEMENTS

          SECTION 2.01.  COVENANT NOT TO COMPETE.

               (a) SELLERS' ACKNOWLEDGMENTS. Target is engaged in the ownership, operation and development of hotel/casinos in the State of Nevada and throughout the United States. Sellers hereby represent and warrant and acknowledge and agree as follows:

                         (i)  the market for the Business extends
     throughout the State of Nevada and the rest of the United
     States, and Sellers are among a limited number of people engaged in the Business in the United States;

                        (ii) as part of the transactions contemplated by this Agreement, Acq Corp shall merge with and into Target, with Target continuing as the Surviving Corporation and assuming the rights and obligations of Acq Corp hereunder;

                       (iii) the noncompetition and other covenants contained in this Article II are an essential part of this Agreement and the transactions contemplated hereby;

                        (iv) they have been fully advised by counsel in connection with the negotiation, preparation, execution and delivery of this Agreement and the transactions contemplated by this Agreement, including the intent, meaning and effect of the noncompetition and other covenants contained in this Article II;

                         (v)  they shall be fully bound by the
     noncompetition and other covenants contained in this Article II;

                        (vi)  compliance with the noncompetition and
     other covenants contained herein will not create any hardship for Sellers, as Sellers have independent means and sufficient income, including the payments made and to be made pursuant to this Agreement, to be fully self-supporting without competing with Acq Corp or the Company in the Business or violating the noncompetition or other covenants contained herein; and

                       (vii)  no reasonable Person would engage in
     any of the transactions contemplated by this Agreement and the MERGER AGREEMENT without the benefit of the noncompetition and other covenants contained herein by Sellers.

     Accordingly, Sellers agree to be bound by the noncompetition and other covenants contained herein to the maximum extent permitted by law, it being the intent and spirit of the parties that the noncompetition and other covenants contained herein shall be valid and enforceable in all respects and, subject to the terms and conditions of this Agreement, mutually dependent upon the obligations of Acq Corp to pay Sellers the amounts set forth in this Agreement.

               (b) NONCOMPETITION. During the three (3) year period commencing on the Closing Date (the "RESTRICTED PERIOD"), except for the Permitted Activities (as hereinafter defined), Sellers shall not in any city, town, county, parish or other municipality in the State of Nevada (the names of each such city, town, county, parish or other municipality being expressly incorporated by reference herein), in which state Target, including through its Subsidiaries, engages in the Business, directly or indirectly,

                         (i)  engage in the Business for Sellers' own
     account;

                        (ii)  enter the employ of, or render any
     services to or for, any entity that is engaged in the Business; or

                       (iii) become interested in any such entity in any capacity, including as an individual, partner, stockholder, officer, director, principal, agent, employee, trustee or consultant;

PROVIDED, that Sellers may own, directly or indirectly, securities of, and may serve as a member of the board of directors (but may not be employed by or act as a consultant to) of any entity traded on any national securities exchange or automated quotation system if Sellers, individually or in the aggregate, are not a controlling Person of, or a member of a group which controls, such entity and do not, directly or indirectly, "beneficially own" (as defined in Rule 13d-3 of the Exchange Act, without regard to the 60 day period referred to in Rule 13d-3(d)(1)(i)) five
(5) percent or more of any class of securities of such entity. For the purposes of this Article II, "PERMITTED ACTIVITIES" means each of Mr. K. Ledbetter's and Ms. J. Ledbetter's ownership of an interest in or employment by any Person holding convention and/or hotel/motel properties within a 60 mile radius from Stateline, Nevada, PROVIDED, that, in the case of any hotel/motel properties (including with convention facilities), no facilities in which Mr. K. Ledbetter or Ms. J. Ledbetter directly or indirectly holds an interest in or are either or both employed by collectively contain more than 350 guest rooms, more than 15 table games or more than 250 slot machines in the aggregate.

               (c) NONINTERFERENCE. During the Restricted Period, Sellers shall not, directly or indirectly, solicit, induce, or attempt to solicit or induce any officer, director, agent, employee or consultant of Target or any of its Subsidiaries, Affiliates, successors or assigns, to terminate his, her or its employment or other relationship with Target or any of its Subsidiaries, Affiliates, successors or assigns, for the purpose of associating with any competitor of Target or any of its Subsidiaries, Affiliates, successors or assigns, or otherwise encourage any such person or entity to leave or sever his, her or its employment or other relationship with Target or any of its Subsidiaries, Affiliates, successors or assigns, for any other reason or no reason.

               (d) NONSOLICITATION. During the Restricted Period, Sellers shall not, directly or indirectly, solicit, induce, or attempt to solicit or induce, any customers, clients, vendors, suppliers or consultants then under contract to Target or any of its Subsidiaries, Affiliates, successors or assigns, to terminate his, her or its relationship with Target or any of its Subsidiaries, Affiliates, successors or assigns, for the purpose of associating with any competitor of Target or any of its Subsidiaries, Affiliates, successors or assigns, or otherwise encourage such customers, clients, vendors, suppliers or consultants then under contract to terminate his, her or its relationship with Target or any of its Subsidiaries, Affiliates, successors or assigns, for any other reason or no reason.

          SECTION 2.02. CONFIDENTIAL INFORMATION. Sellers acknowledge that they have had access to proprietary information and confidential materials consisting of materials relating to current and future business activities and plans, development projects, marketing plans known to exist and customer lists pertaining to the Business (the "CONFIDENTIAL INFORMATION"). Sellers agree, without limitation in time or until such information shall become public other than by Sellers' unauthorized disclosure, to maintain the confidentiality of the Confidential Information and to refrain from divulging, disclosing, or otherwise using in any respect the Confidential Information to the detriment of Target or any of its Subsidiaries, Affiliates, successors or assigns, or for any other purpose or no purpose.

          SECTION 2.03. RIGHTS AND REMEDIES UPON BREACH. If Sellers breach, or threaten to commit a breach of, any of the provisions of Section 2.01 or 2.02, Acq Corp and any of its Subsidiaries, Affiliates, successors or assigns, shall have the following rights and remedies, each of which shall be independent of the others and severally enforceable, and each of which shall be in addition to, and not in lieu of, any other rights or remedies available to Acq Corp or any of its Subsidiaries, Affiliates, successors or assigns, at law or in equity, under this Agreement or otherwise:

               (a) SPECIFIC PERFORMANCE AND/OR INJUNCTIVE RELIEF. The right and remedy to have each of the covenants contained herein specifically enforced and the right and remedy to obtain injunctive relief preventing or prohibiting the breach or threatened breach of any of the covenants contained herein in an arbitration proceeding pursuant to Section 5.04 hereof, it being agreed that any breach or threatened breach of any of the covenants contained in this Article II would cause irreparable injury to Acq Corp and its Subsidiaries, Affiliates, successors or assigns, and that remedies at law, including money damages, would not provide an adequate remedy to Acq Corp or its Subsidiaries, Affiliates, successors or assigns;

               (b) ACCOUNTING. The right and remedy to require Sellers, jointly and severally, to account for and pay over to Acq Corp or its Subsidiaries, Affiliates, successors or assigns, as the case may be, all compensation, profits, monies, accruals, increments or other benefits derived or received by Sellers that result from any transaction or activity constituting a breach of the covenants contained herein;

               (c) SEVERABILITY OF COVENANTS. Sellers acknowledge and agree that the noncompetition and other covenants contained in this Article II are reasonable and valid in geographic and temporal scope and in all other respects based on current Nevada law. If, however, any arbitration panel subse-quently determines that the noncompetition or other covenants, or any part thereof, are invalid or unenforceable, the remainder of the noncompetition and other covenants shall not thereby be affected and shall be given full effect without regard to the invalid portions;

               (d) BLUE-PENCILING. If any arbitration panel determines that the noncompetition or other covenants contained herein, or any part thereof, are unenforceable because of the duration or geographic scope of such provision(s), such arbitration panel shall have the power to reduce the duration or scope of such provision(s), as the case may be, and, in its reduced form, such provision(s) shall then be enforceable to the maximum extent permitted by applicable law.

          SECTION 2.04. RIGHT OF SUCCESSOR TO ENFORCE AGREEMENT. Any Person whom all or part of the Business is sold, if this Agreement is assigned pursuant to Section 5.09, shall be entitled to enforce each of the covenants contained in Sections 2.01, 2.02 and 2.03.


                                    ARTICLE III

                               AGREEMENTS OF ACQ CORP

          SECTION 3.01.  EMPLOYMENT AND RETIREMENT CONTRACTS.

               (a)  MR. W. LEDBETTER.

                         (i) Mr. W. Ledbetter's employment with Target shall be terminated on the Closing Date, whereupon he shall resign from and he shall cease to hold any office of Target and he shall resign from and cease to be a member of Target's Board of Directors and any committee thereof. From and after the date of such termination of employment, Acq Corp and Target shall have no further obligation to provide wages, benefits or other services to Mr. W. Ledbetter, except as set forth herein;

                        (ii)  As of the Closing Date, each option to
     purchase Common Stock held by Mr. W. Ledbetter, whether vested or unvested, will be cancelled in exchange for a payment in cash equal to the product of the number of shares of Common Stock subject to such option and the excess, if any, of the price per share of Common Stock to be paid by Acq Corp in the Acquisition Transaction over the exercise price per share of Common Stock of such option; and

                       (iii) Acq Corp shall cause Target to maintain its Senior Supplemental Executive Retirement Plan ("S-SERP") for Mr. W. Ledbetter and to provide the perquisites described in Mr.
     W. Ledbetter's Employment Agreement executed November 12, 1993 at Section 10.9 until the earlier of age 80 or death even if the S-SERP benefits are prepaid by Target. Target shall provide for the continued employment of the employee functioning as a secretary to Mr. W. Ledbetter at such employee's current level of compensation and benefits, PROVIDED that Target shall terminate such employee at Mr. W. Ledbetter's reasonable request unless doing so would violate any agreement to which Target or any of its subsidiaries is a party or by which it may be bound, and PROVIDED FURTHER that in no event shall target be required to violate any Law.

               (b)  MS. J. LEDBETTER.

                         (i)  Ms. J. Ledbetter shall resign from
     and she shall cease to hold any office of Target and, except as provided herein, she shall resign from and cease to serve as a member of Target's Board of Directors and any committee thereof on the Closing Date. Acq Corp shall cause Target to pay to Ms. J. Ledbetter at the Closing Date all amounts due to her as a Director of Target pursuant to the severance compensation provisions of the Company's Change of Control Plan in effect on the date hereof, as such amounts are set forth in Schedule 3.01(b). Acq Corp and its Affiliates shall cause Target or its Board of Directors to designate Ms. J. Ledbetter as a Director Emerita of Target as promptly as practicable following the Closing Date.

                        (ii)  As of the Closing Date, each option to
     purchase Common Stock held by Ms J. Ledbetter, whether vested or unvested, will be cancelled in exchange for a payment in cash equal to the product of (A) the number of shares of Common Stock subject to such option and (B) the excess, if any, of the price per share of

     Common Stock to be paid by Acq Corp in the Acquisition Transaction over the exercise price per share of Common Stock of such option

               (c)  MR. K. LEDBETTER.

                         (i) Mr. K. Ledbetter's employment with Target shall be terminated on the Closing Date, whereupon Mr. K. Ledbetter shall resign from and he shall cease to hold any office of Target and he shall resign from and he shall cease to be a member of Target's Board of Directors and any committee thereof. From and after the Closing Date, Acq Corp and Target shall have no obligation to provide wages, benefits or other services to Mr. K. Ledbetter, except as set forth herein.

                        (ii) Acq Corp shall cause Target to pay Mr. K. Ledbetter on the Closing Date an amount in cash equal to the present value (discounted at the prime rate of Wells Fargo Bank, National Association in effect on the Closing Date) of the sum of $65,000 in cash on each of the Closing Date and the first and second anniversaries thereof. Until the tenth anniversary of the Closing Date, Acq Corp shall cause Target to maintain Target's current group term life insurance policy for Mr. K. Ledbetter, providing for a death benefit of $232,000 per year, or provide for a term life insurance policy that provides for an equivalent benefit, with Mr. Ledbetter to designate a beneficiary.

                       (iii) As of the Closing Date, each phantom Common Stock instrument held by Mr. K. Ledbetter, whether vested or unvested, will be cancelled in exchange for a payment in cash calculated in accordance with the agreement pursuant to which such instruments were granted as in effect at the time of grant, PROVIDED that such payment may not exceed 110% of the amount equal to what Mr. K. Ledbetter would have been entitled had he received Common Stock options and been entitled to the product of the number of shares of Common Stock subject to such option and the excess, if any, of the price per share of Common Stock to be paid by Colony in the Acquisition Transaction over the exercise price per share of Common Stock of such option.

                        (iv)  Acq Corp shall cause Target to pay to
     Mr. K. Ledbetter at the Closing Date all amounts due to him as a Director of Target pursuant to the severance compensation provisions of the Company's Change of Control Plan as in effect on the date hereof, as such amounts are set forth in Schedule 3.01(c).

                         (v)  Target's Management Incentive Plan (the
     "MIP") as in effect as of the date hereof shall be terminated at the Closing Date, and Acq Corp shall cause Target to pay to Mr. K. Ledbetter $19,500 in cash, in full satisfaction of his rights under the MIP.

          SECTION 3.02. MEDICAL BENEFITS. Notwithstanding Section 3.01, Acq Corp shall cause Target to maintain in effect the medical, dental and vision insurance coverage (equal to Class I coverage, and as amended from time to time for members of the Board and senior officers, including without limitation annual executive physicals) maintained by Target covering Ms. J. Ledbetter, Mr. K. Ledbetter and Mr. K. Ledbetter's spouse and children until the earlier to occur of the tenth anniversary of the Closing Date and, in the case of Mr. K. Ledbetter's children, the 20th anniversary of each of their births or, as long as any such child is enrolled as a full-time student in a college or university, until the 24th anniversary of each of their births, to the extent that such policies are available; PROVIDED, that Target may substitute therefor policies with at least the same coverage containing terms and conditions which are no less advantageous to the coverage provided to the insureds at the date hereof (as the same may be modified in accordance with the terms of the Merger Agreement). True, correct and complete summaries of the aforementioned policies are set forth on Schedule 3.02.

          SECTION 3.03. FAMILY MEMORABILIA. Acq Corp agrees that Mr. K. Ledbetter and Ms. J. Ledbetter own the items set forth in Schedule 3.03 (the "FAMILY MEMORABILIA") which are located in the facilities of Target. Mr. K. Ledbetter and Ms. J. Ledbetter each agree to permit Target, in its sole discretion, to display the Family Memorabilia at such facilities at which they are currently displayed until the earlier of the tenth anniversary of the Closing Date or a Change of Control of Target. For so long as Target elects to display Family Memorabilia in accordance with the preceding sentence, Target shall maintain casualty insurance coverage on such items at their full insurable value, subject to customary deductible amounts.

          SECTION 3.04.  COMPLIMENTARY SERVICES.    Acq Corp shall cause
Target to issue a credit card providing "Level I" benefits (a "PLATINUM CARD") to Ms. J. Ledbetter, Mr. K. Ledbetter and members of Mr. K. Ledbetter's immediate family designated by him. During each of the twelve month periods commencing on the Closing Date and continuing thereafter until the tenth anniversary thereof, Ms. J. Ledbetter and members of the immediate family of Mr. K. Ledbetter shall be permitted to purchase food, beverage and lodging services at prevailing retail prices at Target's current and any future facilities utilizing the Platinum Card with benefits not less than current Level I benefits. Ms. J. Ledbetter shall be liable for charges on any Cards issued to her, and Mr. K. Ledbetter shall be liable for charges on any Cards issued to him or his designees, PROVIDED, that Ms. J. Ledbetter and Mr. K. Ledbetter shall not be liable for such charges not exceeding $8,000 in any yearly period referred to in the previous sentence.


                                    ARTICLE IV

                          REPRESENTATIONS AND WARRANTIES

          SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Each of the Sellers severally and not jointly represents and warrants to Acq Corp as follows:

               (a) NO CONFLICT. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (i) require notice to, or the consent of, any party to any Contract to which such Seller is a party or by which it is bound, or the consent, approval, order or authorization of, or the registration, declaration or filing with, any governmental authority, (ii) violate any Law, or (iii) result in a breach or violation of any provision of, constitute a default under, or result in the termination of, or an acceleration of indebtedness or creation of any Lien under, any material contract to which such Seller is a party or by which it is bound.

               (b) BROKERS, FINDERS, ETC. No broker, investment banker, financial advisor, finder or other person (other than Donaldson, Lufkin & Jenrette Securities Corporation in connection with the Merger, the fees and expenses of which will not be the responsibility of Acq Corp) is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Sellers.

          SECTION 4.02. REPRESENTATIONS AND WARRANTIES OF ACQ CORP. Acq Corp hereby represents and warrants to each of the Sellers as follows:

               (a) ORGANIZATION AND STANDING. Acq Corp is duly organized, validly existing and in good standing under the laws of its state of incorporation, and has all requisite power and authority to enter into and perform its obligations under this Agreement.

               (b) AUTHORITY. The execution and delivery of this Agreement, and the performance by Acq Corp of its obligations hereunder, have been duly authorized by all necessary action on the part of Acq Corp. This Agreement has been duly executed and delivered on behalf of Acq Corp and, assuming the due execution and delivery hereof by the Sellers and assuming that approval of this Agreement by Target remains effective, this Agreement constitutes a valid and binding obligation of Acq Corp, enforceable against Acq Corp in accordance with its terms.

               (c) NO CONFLICT. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (i) require notice to, or the consent of, any party to any Contract to which Acq Corp or any of its Affiliates is a party or by which any of them is bound, or the consent, approval, order or authorization of, or the registration, declaration or filing with, any governmental authority, (ii) violate any Laws, (iii) result in a breach or violation of any provision of, or constitute a default under, any contract to which Acq Corp is a party or by which it is bound or (iv) conflict with any provision of the certificate of incorporation or bylaws of Acq Corp.


                                    ARTICLE V

                                  MISCELLANEOUS

          SECTION 5.01. NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)  if to Acq Corp or Target, to:

               c/o Colony Capital, Inc.
               1999 Avenue of the Stars, Suite 1200
               Los Angeles, California 90067
               Telephone: 310-282-8820
               Facsimile: 310-282-8813
               Attention: Kelvin L. Davis

               and

               c/o Colony Capital Inc.
               201 Main Street, Suite 2420
               Fort Worth, Texas 76102
               Telephone: 817-871-4023
               Facsimile: 817-871-4088
               Attention: Wade Hundley

               with a copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               300 South Grand Avenue, Suite 3400
               Los Angeles, California 90071
               Attention: Jonathan H. Grunzweig, Esq.
               Telephone: 213-687-5000
               Facsimile: 213-687-5600

               (b)  if to Mr. K. Kedbetter, to:

               147 Granite Springs Drive
               Stateline, Nevada 89449
               Telephone: 702-588-2645
               Facsimile: 702-588-8775

               with a copy to:

               Shartsis, Friese & Ginsburg LLP
               One Maritime Plaza, 18th Floor
               San Francisco, California 94111
               Attention: Robert C. Friese, Esq.
               Telephone: 415-421-6500
               Facsimile: 415-421-2922

               and with a copy to:

               Walther, Key, Maupin, Oats, Cox, Klaich & LeGoy
               Lakeside Professional Plaza
               3500 Lakeside Court
               Reno, Nevada 89509
               Attention: G. Barton Mowry, Esq.
               Telephone: 702-827-2000
               Facsimile: 702-827-2185

               and with a copy to:

               Michael Smiley Rowe, Esq.
               1638 Esmeralda Street
               P.O. Box 2080
               Minden, Nevada 89423
               Telephone: 702-782-8141
               Facsimile: 702-782-3685

               (c)  if to Ms. J. Ledbetter, to:

               Thunderbird Ranch
               575 Highway 88
               Gardnerville, Nevada 89410
               Telephone: 702-265-2025
               Facsimile: 702-265-2024

               and with a copy to:

               Shartsis, Friese & Ginsburg LLP
               One Maritime Plaza, 18th Floor
               San Francisco, California 94111

               Attention: Robert C. Friese, Esq.
               Telephone: 415-421-6500
               Facsimile: 415-421-2922

               and with a copy to:

               Walther, Key, Maupin, Oats, Cox, Klaich & LeGoy
               Lakeside Professional Plaza
               3500 Lakeside Court
               Reno, Nevada 89509
               Attention: G. Barton Mowry, Esq.
               Telephone: 702-827-2000
               Facsimile: 702-827-2185

               and with a copy to:

               Thomas J. Hall, Esq.
               305 South Arlington Avenue
               P.O. Box 3948
               Reno, Nevada  89505
               Telephone: 702-348-7011
               Facsimile: 702-348-7211

               (d)  if to Mr. W. Ledbetter, to:

               P.O. Box 128
               Stateline, Nevada 89449
               Telephone: 702-588-2411
               Facsimile: 702-588-8155

               and with a copy to:

               Shartsis, Friese & Ginsburg LLP
               One Maritime Plaza, 18th Floor
               San Francisco, California 94111
               Attention: Robert C. Friese, Esq.
               Telephone: 415-421-6500
               Facsimile: 415-421-2922
               and with a copy to:

               Walther, Key, Maupin, Oats, Cox, Klaich & LeGoy
               Lakeside Professional Plaza
               3500 Lakeside Court
               Reno, Nevada 89509
               Attention: G. Barton Mowry, Esq.
               Telephone: 702-827-2000
               Facsimile: 702-827-2185

               and with a copy to:

               William C. Sanford, Jr., Esq.
               100 W. Liberty Street, Suite 900
               P.O. Box 3438
               Reno, Nevada  89505
               Telephone: 702-329-4733
               Facsimile: 702-322-6644

          SECTION 5.02. INTERPRETATION. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of or a Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement also are transactions contemplated by this Agreement. If any provision of this Agreement is illegal or unenforceable under any Gaming Law, such provision shall be void and of no force or effect.

          SECTION 5.03. SEVERABILITY. In addition to the remedies specified in Section 2.03, if any provision of this Agreement or the application of any such provision shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof. In lieu of any such invalid, illegal or unenforceable provision, the parties hereto intend that there shall be added as part of this Agreement a valid, legal and enforceable provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible or practicable under the circumstances.

          SECTION 5.04. ARBITRATION OF DISPUTES. Any dispute arising out of or relating to this Agreement, Sellers' employment or other relationship with the Target or the termination of any such employment or other relationship, or any other dispute arising by and among Sellers, or any of them, and Target, Acq Corp, or their officers, directors, agents, employees or consultants, or their successors and assigns, shall be submitted to binding arbitration by three arbitrators, at least one of which shall have substantial business experience with the gaming industry in Nevada, under the then-existing Commercial Arbitration Rules of the American Arbitration Association in arbitration proceedings conducted in Reno, Nevada. Acq Corp and Sellers shall each select one arbitrator, and these two arbitrators shall select the third arbitrator. The arbitrators shall have the power to specifically enforce or to enjoin the breach of this Agreement. Judgment upon the award of the arbitrator shall be binding upon the parties and may be entered in any court having jurisdiction. The arbitrator shall award to the prevailing party reasonable attorneys' fees and expenses from the other party, including any expert fees, which fees and expenses shall be in addition to any other relief which may be awarded.

          SECTION 5.05. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 5.06. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, and the Schedules and Exhibits hereto, and the Merger Agreement, and the Schedules and Exhibits thereto, constitute the entire agreements, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of these agreements.

          SECTION 5.07. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO ANY APPLICABLE CONFLICTS OF LAW.

          SECTION 5.08. GAMING LAWS. Each of the provisions of this Agreement is subject to and shall be enforced in compliance with the Gaming Laws.

          SECTION 5.09. ASSIGNMENT. Neither this Agreement nor any of any Seller's rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any Seller without the prior written consent of Acq Corp. Prior to the Closing, Acq Corp may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any controlled Affiliate of Colony Capital, Inc., a Delaware corporation, PROVIDED, that such Affiliate assumes all covenants, duties and responsibilities of Acq Corp hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 5.10. AMENDMENTS. This Agreement and the Schedules and Exhibits hereto may not be amended except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto. At any time prior to the Closing Date, any party hereto which is entitled to the benefits hereof may (a) extend the time for the performance of any of the obligations or other acts of any other party, (b) waive any inaccuracy in the representations and warranties of any other party contained herein, in any Schedule and Exhibit hereto, or in any document delivered pursuant hereto, and (c), subject to applicable law, waive compliance with any of the agreements of any other party hereto or any conditions contained herein. Any agreement on the part of any of the parties hereto to any such extension or waiver (i) shall be valid only if set forth in an instrument in writing signed and delivered on behalf of each such party, and (ii) shall not be construed as a waiver or extension of any subsequent breach or time for performance hereunder.

          SECTION 5.11. ENFORCEMENT. In addition to the remedies specified in Section 2.03, the parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in an arbitration proceeding as set forth in Section 5.04.

                               [SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, each of the parties hereto has caused its duly authorized officers to execute this Agreement as of the date first above written.

                                       HARVEYS ACQUISITION CORPORATION


                                       By:  /s/ Kelvin L. Davis
                                            ----------------------------------
                                            Name:  Kelvin L. Davis
                                            Title:  President



                                      /s/ Kirk B. Ledbetter
                                      ----------------------------------------
                                      KIRK B. LEDBETTER


                                      /s/ Jessica L. Ledbetter
                                      ----------------------------------------
                                      JESSICA L. LEDBETTER


                                      /s/ William B. Ledbetter
                                      ----------------------------------------
                                      WILLIAM B. LEDBETTER

                                                              SCHEDULE 3.01(b)

                              SEVERANCE COMPENSATION

                                                                 Average    Payout
                             Retirement                          Strike     Amount
                Severance      Payout       Total    # Options    Price     at $28
               ----------    ----------   --------   ---------   -------   --------
J. Ledbetter   $ 90,000(1)    $250,000    $340,000     9,000     $15.466   $112,806

-----------------
(1) Assumes that Jessica L. Ledbetter will be reelected for a three-year term as a Director at the upcoming annual shareholder meeting, which is likely to occur prior to the Closing Date.

                                                              SCHEDULE 3.01(c)

                              SEVERANCE COMPENSATION

                                                                   Average    Payout
                            Retirement                             Strike     Amount
               Severance     Payout       Total      # Options      Price     at $28
               ---------    ----------   --------   ------------   -------    ------
K. Ledbetter   $30,000       $250,000    $280,000      Stock
                                                    Appreciation
                                                       Rights

                                                                 SCHEDULE 3.02

                                MEDICAL BENEFITS

1.   See Executive Medical Plan description attached, specifically Class 1.

2.   See Harveys Casino Resorts Summary Schedule of Benefits attached.

3.   See Summary of Dental Benefits attached.

4.   See Vision Benefits Schedule attached.

5.   See Harveys Policy No. HR101 attached (Executive physical examinations).

                              EXECUTIVE MEDICAL PLAN

I.   ELIGIBILITY

     -    CLASS 1

          Chairman of the Board, Board of Directors (including outside directors), President/Chief Executive Officer, Chief Operating Officer, and all Vice Presidents.

     -    CLASS 2

          Directors with Hay points of 700 or more.

II.  COVERAGE

     -    CLASS 1

          100% reimbursement for medical, dental, and vision care expenses not reimbursed through the standard benefit program. Covered expenses include deductibles, co-payments and coinsurance. Reimbursement for eligible expenses will be made regardless of a provider's participation in the preferred Provider Network. Benefits are limited to expenses covered under the Plan (outlined in the Group Health Benefit booklet), and all Plan limits, maximums and exclusions remain in effect.

     -    CLASS 2

          100% reimbursement for medical, dental, and vision care deductibles, co-payments and coinsurance ONLY when using preferred providers. Services provided by non-plan providers will be reimbursed according to the schedule outlined in the Group Health Plan booklet. For example, the annual deductible will be applied, and reimbursement will be at least 80% of the usual, customary and reasonable limits. All Plan limits, maximums and exclusions remain in effect.

          As there are currently no contracted or preferred vision care providers, reimbursement will continue to be 100%.

                              EXECUTIVE MEDICAL PLAN

MEDICAL

-    Includes well-baby/child care

-    Mammograms

-    Prostate exams

-    Spouse physicals - $200 limit

VISION

-    Eye exam @ actual cost

-    $250 per year for lenses & frames

DENTAL

-    Yearly maximum of $3,000

                                HARVEYS CASINO RESORTS

                                       SUMMARY
                                 SCHEDULE OF BENEFITS

This is an outline only to provide a quick overview of benefits. It does not constitute the group policy and is not a contract of insurance. It explains in simple language the essential features of the group benefits provided.
All rights with respect to the benefits of an insured person will be governed solely by the group plan document.

LIFETIME MAXIMUM - $1,000,000

------------------------------------------------------------------------------
       DESCRIPTION               PARTICIPATING           NON-PARTICIPATING
------------------------------------------------------------------------------
 DEDUCTIBLE
   Individual                        $0                      $  400
   Family                            $0                      $1,000
------------------------------------------------------------------------------
 CO-INSURANCE                 80% of $12,500 per         70% of $16,667 per
                              person, then 100%          person, then 100%
------------------------------------------------------------------------------
 MAXIMUM ANNUAL OUT-OF-               $2,500                    $5,000
                             -------------------------------------------------
 POCKET EXPENSE - individual     After co-pay/deductible has been satisfied.
------------------------------------------------------------------------------
 HOSPITAL
   -Inpatient                 $400 co-pay, then 80%      After deductible,
                              (El Dorado and Douglas     $600 co-pay, then 70%
                                County residents;      (Based on Plan Document
                             Designated participating      per diem rates)
                               hospitals are Barton
                              Memorial Hospital and
                                   St. Mary's)
------------------------------------------------------------------------------
          MANDATORY PRE-AUTHORIZATION, OTHERWISE $350 PENALTY PER DAY,
                           (HOSPITAL - INPATIENT ONLY)
------------------------------------------------------------------------------
 SURGEON                       100% Second Opinion      After deductible, 70%
 INPATIENT & OUTPATIENT          NOT required
------------------------------------------------------------------------------
 HOSPITAL                      $50 co-pay then 80%         After deductible
 -Outpatient Surgery,       (All residents OTHER than   $400 co-pay, then 70%
 Ambulatory                   Douglas and El Dorado
  Surgical Center              county residents may
                              use Carson Ambulatory
                             Surgical Center, Carson
                               Tahoe Hospital, St.
                              Mary's Barton Memorial
                                    Hospital).
------------------------------------------------------------------------------
 HOSPITAL OUTPATIENT
 SERVICES
   X-RAY'S (EXCEPT-        $15 co-pay each x-ray.    After deductible, 70%.
   CAT/MRI) LAB            $5  co-pay each test.
 ALL OTHER (EXCEPT         $50 co-pay per visit,
   SURGERY)                    then 80%.

 Barton Memorial Hospital
 & St. Mary's are
 designated hospitals for
 residents of Douglas & El
 Dorado Counties
------------------------------------------------------------------------------
 EMERGENCY ROOM CARE          $125 co-pay, then 80%.      After deductible,
 To qualify for reduced           $75, then 80%.             $125 co-pay,
 co-pay*                                                   or $75 then 70%.
------------------------------------------------------------------------------

------------------------------------------------------------------------------
       DESCRIPTION               PARTICIPATING           NON-PARTICIPATING
------------------------------------------------------------------------------

 CAT/MRI                      $100 co-pay each test.    After deductible, 70%.
------------------------------------------------------------------------------
 PAP SMEAR (only one                $5 co-pay                NOT COVERED
 routine pap smear
 allowed  per year)
------------------------------------------------------------------------------
 PODIATRY                       AFTER CO-PAY, 100%      After deductible, 70%.
                                Treatment of foot
                                    disorders
                            $100 maximum per calendar
                                      year.
                                   Surgery 100%
                              (see benefit book for
                                   exclusions)
------------------------------------------------------------------------------
 PRESCRIPTION DRUGS           $10 co-pay for Generic
 30-day supply for 100         brand up to $100
 tabs                       $15 co-pay for Brand name
 (RX AMERICA)                     up to $100
                             20% co-pay $100 or more
------------------------------------------------------------------------------
 MAIL-IN PRESCRIPTION        $15-Generic (three month            N/A
 PROGRAM                             supply)
                              $30-Brand Name (three
                                  month supply)
------------------------------------------------------------------------------
 PHYSICIAN OR CLINIC          $20 co-pay for general    After deductible, 70%.
 VISITS                           practitioner,
                                  $20 co-pay for
                                   specialist.
------------------------------------------------------------------------------
 SPINAL MANIPULATION           50% maximum $60 per        After deductible,
 (CHIROPRACTIC)                       visit;          50% maximum $60 per visit
                                $500 maximum per      $500 maximum per calendar
                                 calendar year.                  year.
------------------------------------------------------------------------------
 MENTAL & NERVOUS                $400 co-pay per          After deductible,
 DISORDERS/SUBSTANCE ABUSE     admission, then 80%.        $600 co-pay per
                                                              admission,
                                                              then 50%.
------------------------------------------------------------------------------
 INPATIENT                            $10,000 lifetime maximum.+
------------------------------------------------------------------------------
 OUTPATIENT **               Plan pays $20 per visit.   After deductible, plan
 Professional                                             pays $20 per visit.
------------------------------------------------------------------------------
                               $1,000 calendar year
                                     maximum.
------------------------------------------------------------------------------
 INPATIENT HOSPITAL                    100%             After deductible, 70%.
 VISITS.
------------------------------------------------------------------------------

               ALL BENEFITS ARE SUBJECT TO ONE OR ALL OF THE FOLLOWING:
               ALL BENEFITS ARE SUBJECT TO A "PRE-EXISTING LIMITATION"

* If Emergency Room visit results in hospital admit or if visit is for any of the following conditions: heart conditions, head injury, open wounds, presence of foreign bodies, toxic effects, burns or fractures.

** Our HPPO network allows $82.50 maximum for Psychologist/Psychiatrist and $75.00 maximum for Marriage and Family Counseling.

+ Mental and nervous benefits are exempt from the maximum out-of-pocket expense.

                              SUMMARY OF DENTAL BENEFITS

                                 PRO PROVIDER       NON-PPO PROVIDER

1.   CALENDAR YEAR MAXIMUM      $1,000 calendar year maximum payable for all
                                dental plan services. PPO and Non-PPO Providers.

2.   CALENDAR YEAR DEDUCTIBLE

     Per Covered Person         None                $ 50.00
     Per Covered Family         None                $150.00

3.   CO-PAY PER PROCEDURE       $5.00 to $190.00    N/A
       based on the
       procedure involved.

4.   REIMBURSEMENT

     Basic Dental               100% after Co-pay   80% of scheduled amount after
                                                    deductible.

     Major Dental               80% after Co-pay    50% of scheduled amount after
                                                    deductible.

5.   PREDETERMINATION OF BENEFITS

     Non-emergency services exceeding $200 must be approved in advance by the Contract Administrator. Your dentist will probably have the "treatment plan" forms needed. If not, forms are available in the Compensation and Benefits Office.

                                   VISION BENEFITS

As of May 1, 1990, Harveys' vision benefit was changed to include the coverage of CONTACT LENSES with no exclusions.

The Summary of Benefits is as follows:

1.   Calendar Year Deductible:

     $25 per covered person

2.   VISION EXAMINATION:

     After deductible. Plan pays 80% of usual, customary, and reasonable fee (plan allows up to $68.25). Coverage is limited to one examination in any 12-month period.

3.   LENSES AND FRAMES:

     LENSES - After deductible. Plan pays 80% of usual, customary and reasonable fee (plan allows up to $50 for regular lenses, $75 for bifocals, $90 for trifocals and $125 for contact lenses). Coverage is limited to one pair of any lenses in any 12-month period, if warranted by a prescription change.

     FRAMES - After deductible. Plan pays 80% of usual, customary, and reasonable fee (plan allows up to $75). Coverage is limited to one pair within any 24-month period.

You may select any optometrist you choose, as the vison plan does not function under our PPO Plan.

                                            STANDARD POLICY AND
                                            PROCEDURES
                 HARVEYS
                                            POLICY NUMBER:               HR101
                                            IMPLEMENTATION DATE:       12/1/92
                                            REVISION DATE:    Approved 12/2/92

TITLE:  EXECUTIVE PHYSICAL EXAMINATIONS                            PAGE 1 OF 2
------------------------------------------------------------------------------

POLICY

It is the policy of Harvey's that all employed executives and officers with the title of Director, Vice President or Board of Directors Member will be permitted to take an annual physical examination at company expense, the results of which will remain strictly confidential between themselves and the examining health care professional. This privilege is also extended to spouses of members of the Board of Directors. Harvey's strongly urges those eligible to take advantage of this opportunity.

PROCEDURE

1. The Saint Mary's Health Promotion Center will be the provider of executive physical examinations.

2. The staff member is to contact the Coordinator of Executive Physical Examinations by calling (702) 688-6109.

3. At a mutually agreeable appointment time, the St. Mary's representative will meet with the staff member at Harvey's to conduct an interview, determine the appropriate tests and procedures to be performed during the examination. Additionally, blood samples will be taken and all factors preliminary to the actual examination will be taken care of.

4. At a mutually agreeable appointment time the staff member will travel to the St. Mary's facility where the examination and a consultation will take place.

5. The cost of the physical examination will be paid by Harveys' and, since this is a part of the employer/staff member agreement and a condition of the staff relationship, it will be non-taxable to the staff member. The payment will be made from the Harvey's Accounts Payable operation in the Corporate Controller's office. A central record for budgeting will be kept.

TITLE:  EXECUTIVE PHYSICAL EXAMINATIONS                            PAGE 2 OF 2
------------------------------------------------------------------------------

6. The results or the physical examination and the physician consultation will remain strictly confidential between the staff member and the examination provider, and will not be available for review by any other entity or individual.

7. The year during which this examination will take place will be considered our fiscal year as established by the Board of Directors. In order to spread the cost out over the fiscal year, eligible persons are asked to schedule their exam in the time frame from one month before to one month after their anniversary of hire date.

8. The provision for full payment for the physical examination shall not be construed as applying to any treatments or remedial services which are subsequent to the examination or which result from the examination; any resulting required diagnostic or treatment services will be covered consistent with the provisions of our Health Benefits Plan as detailed in the Group Health and Short Term Disability Plans description, and as applying to the particular classes of employees detailed therein.

EXCEPTIONS

Exemptions from this requirement or from utilizing the St. Mary's facility will require the approval of the Vice President of Human Resources and the Executive Vice President/Chief Operating Officer.

                                                                 SCHEDULE 3.03

All photographs of Harveys interior and exterior, various photos of historical events, people, signs, planes, boats, the bombing and other historical photos that have sentimental value to the family. All photographs of Harvey Gross, Llewellyn Gross, Beverlee Ledbetter and other family members. These items are located in the Collection Storage Room, across from the executive offices and consist of approximately 3 full boxes of photographs. The family would like to retain the originals of these photographs but they are willing to allow Acq Corp to make copies of any photographs they would like to copy.

All paintings of Harvey Gross, Llewellyn Gross and Beverlee Ledbetter, including the framed painting of Harvey A. Gross hanging outside the entrance to W. Ledbetter's office, Harvey and Llewellyn Gross "Founders" oil painting at the bottom of the escalator in the main hotel lobby, Harvey, Llewellyn and Beverlee felt paintings in the Sage Room, and Beverlee Ledbetter in the Council Bluff, Iowa facility.

Brass established 1944 plaque with Wagon Wheel and Cow Skull which was mounted outside at the hotel valet lobby entrance on the center beam; the location of this plaque is unknown, Property Department is looking for it.

Large brass Wagon Wheel sign labeled "A-108" located in the Collection Storage Room.